EXHIBIT 99.1

For further information:
David B. Ramaker, CEO
Lori A. Gwizdala, CFO
989-839-5350

Chemical Financial Corporation Reports First Quarter 2011 Results

MIDLAND, MI, April 18, 2011 -- -- Chemical Financial Corporation (NASDAQ:CHFC) today announced 2011 first quarter net income of $9.2 million, or $0.33 per diluted share, compared to 2010 fourth quarter net income of $7.5 million, or $0.27 per diluted share, and $2.3 million, or $0.10 per diluted share, in the first quarter of 2010.

"Reported first quarter 2011 earnings were more than triple the prior year's first quarter results and represent our highest quarterly per share net income level in almost three years. This financial performance is reflective of further credit quality stabilization, augmented by the earnings impact of our April 30, 2010 acquisition of O.A.K. Financial Corporation (OAK)," said David B. Ramaker, Chairman, Chief Executive Officer, and President. "While we are encouraged by the positive nature of these early trends, we remain cautious as a result of the challenges that our industry and the overall economy continue to face."

"Having said that, we believe we are well positioned to capitalize on opportunities to expand our market share and leadership role in Michigan's consolidating banking industry, which we believe will lead to enhanced profitability and growth in the future," added Ramaker.

Higher net income in the first quarter of 2011, compared to the fourth quarter of 2010, was attributable primarily to a lower provision for loan losses and lower operating expenses.

The Company's return on average assets during the first quarter of 2011 was 0.70 percent, up from 0.57 percent in the fourth quarter of 2010 and 0.22 percent in the first quarter of 2010. The return on average equity was 6.6 percent in the first quarter of 2011, up from 5.3 percent in the fourth quarter of 2010 and 2.0 percent in the first quarter of 2010.

The acquisition of OAK and its subsidiary, Byron Bank, resulted in increases in the Company's total assets of $820 million, total loans of $627 million, total deposits of $693 million (core deposits of $495 million) and goodwill of $44 million as of the acquisition date.  Assets and liabilities acquired in the OAK transaction were recorded at fair value. The consolidation and systems conversion of Byron Bank into Chemical Bank was completed in the third quarter of 2010.

Net interest income was $45.2 million in the first quarter of 2011, down from $45.9 million in the fourth quarter of 2010 and up from $36.4 million in the first quarter of 2010. The net interest margin (on a tax-equivalent basis) in the first quarter of 2011 was 3.78 percent, compared to 3.79 percent in the fourth quarter of 2010 and 3.72 percent in the first quarter of 2010. The decrease in net interest income in the first quarter of 2011 compared to the fourth quarter of 2010 was primarily attributable to a fewer number of days in the quarter over which net interest income was calculated. The increase in net interest income during the first quarter of 2011 compared to the same quarter in 2010 was primarily attributable to the acquisition of OAK and a decrease in the average cost of deposits related to maturing higher-cost customer certificates of deposit and maturing higher-cost wholesale funding.

The provision for loan losses was $7.5 million in the first quarter of 2011, compared to $10.3 million in the fourth quarter of 2010 and $14.0 million in the first quarter of 2010. First quarter 2011 net loan charge-offs were $7.4 million, compared to $10.3 million in the fourth quarter of 2010 and $10.7 million in the first quarter of 2010.

Total noninterest income was $10.8 million in the first quarter of 2011, compared to $10.9 million in the fourth quarter of 2010 and $9.4 million in the first quarter of 2010. The decrease in the first quarter of 2011, as compared to the fourth quarter of 2010, was due primarily to lower service charges on deposit accounts. Service charges on deposit accounts were $0.3 million less in the first quarter of 2011, as compared to the fourth quarter of 2010, due primarily to the impact of changes in regulatory requirements regarding the processing of certain electronic ATM and debit card transactions. Service charges on deposits accounts were $4.1 million in the first quarter of 2011; by comparison, service charges on deposit accounts in the second quarter of 2010, prior to the change in regulatory requirements, were $5.1 million.

Operating expenses were $35.4 million in the first quarter of 2011, down from $36.7 million in the fourth quarter of 2010 and up from $29.2 million in the first quarter of 2010. The decrease in operating expenses in the first quarter of 2011, as compared to the fourth quarter of 2010, was primarily attributable to a reduction in incentive based compensation and credit-related operating expenses. Credit-related operating expenses declined to $2.1 million in the first quarter of 2011, down from $2.8 million incurred in the fourth quarter of 2010 and up from $1.7 million incurred in the first quarter of 2010. The increase in operating expenses during the first quarter of 2011, compared to the first quarter of 2010, was primarily attributable to the acquisition of OAK. The Company's first quarter 2011 efficiency ratio was 61.8 percent, compared to 63.3 percent in the fourth quarter of 2010 and 62.4 percent in the first quarter of 2010.

Total assets were $5.34 billion at March 31, 2011, up from $5.25 billion at December 31, 2010 and $4.29 billion at March 31, 2010. The increase in assets during the first quarter of 2011, as compared to the fourth quarter of 2010, was largely attributable to an increase in cash and cash equivalents from seasonal increases in deposits and repurchase agreements of municipal customers. Total loans were $3.68 billion at March 31, 2011 and December 31, 2010, compared to $2.99 billion at March 31, 2010. Investment securities were $750 million at March 31, 2011, compared to $744 million at December 31, 2010 and $691 million at March 31, 2010. The increases in assets, loans and investment securities during the twelve months ended March 31, 2011 were primarily attributable to the acquisition of OAK.

Total deposits were $4.38 billion at March 31, 2011, compared to $4.33 billion at December 31, 2010 and $3.47 billion at March 31, 2010. The Company experienced an increase of $51 million, or 1.2 percent, in total deposits during the quarter ended March 31, 2011, with the majority attributable to a seasonal increase in municipal customer deposits. The Company continues to maintain significant amounts of funds generated from deposit growth in interest-bearing balances at the Federal Reserve Bank (FRB), thereby further enhancing the Company's liquidity position, with $520 million in balances held at the FRB at March 31, 2011, compared to $440 million at December 31, 2010. The Company used a portion of its liquidity to pay off maturing Federal Home Loan Bank (FHLB) advances and brokered deposits acquired in the OAK transaction and intends to continue to pay off these wholesale funding sources as they mature. FHLB advances totaled $72.9 million at March 31, 2011, down from $74.1 million at December 31, 2010 and $80.0 million at March 31, 2010. Brokered deposits acquired in the OAK transaction totaled $151 million at March 31, 2011, compared to $163 million at December 31, 2010 and $182 million at September 30, 2010.

At March 31, 2011, the Company's tangible equity to assets ratio and total risk-based capital ratio were 8.5 percent and 13.0 percent, respectively, compared to 8.6 percent and 12.9 percent, respectively, at December 31, 2010. At March 31, 2011, the Company's book value was $20.54 per share, compared to $20.41 per share at December 31, 2010.

The credit quality of the Company's loan portfolio is showing signs of stabilization. At March 31, 2011, the Company's originated loan portfolio, representing all loans other than those acquired in the OAK transaction, had nonaccrual loans and loans past due 90 days or more totaling $108.5 million, compared to $110.4 million at December 31, 2010 and $108.1 million at March 31, 2010. The Company's nonperforming loans at March 31, 2011 also included commercial, real estate commercial and real estate residential loans that have been modified due to financial difficulties being experienced by customers of $37.4 million, unchanged from $37.4 million at December 31, 2010 and up from $22.0 million at March 31, 2010. In addition, the carrying value (net of a fair value discount that was recognized at acquisition) of acquired loans that were not performing in accordance with their contractual terms totaled $17.7 million at March 31, 2011, compared to $21.4 million at December 31, 2010.

Other real estate and repossessed assets totaled $26.4 million at March 31, 2011, compared to $27.5 million at December 31, 2010 and $18.8 million at March 31, 2010. The net decrease in the first quarter of 2011 was primarily attributable to the sales of numerous properties that were partially offset by additions of foreclosed properties during the quarter.

At March 31, 2011, the allowance for loan losses was $89.7 million, or 2.85 percent of originated loans, down slightly from 2.86 percent at December 31, 2010, although up from 2.82 percent at March 31, 2010. The allowance for loan losses as a percentage of nonperforming loans was 61 percent at March 31, 2011, unchanged from 61 percent at December 31, 2010, and down from 65 percent at March 31, 2010. At March 31, 2011, nonperforming loans as a percentage of total loans were 3.96 percent, down from 4.01 percent at December 31, 2010 and 4.35 percent at March 31, 2010.

Chemical Financial Corporation is the second-largest bank holding company headquartered in Michigan. The Company operates through a single subsidiary bank, Chemical Bank, with 142 banking offices spread over 32 counties in the lower peninsula of Michigan. At March 31, 2011, the Company had total assets of $5.3 billion. Chemical Financial Corporation's common stock trades on The NASDAQ Stock Market under the symbol CHFC and is one of the issues comprising the NASDAQ Global Select Market. More information about the Company is available by visiting the investor relations section of its website at www.chemicalbankmi.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy and Chemical Financial Corporation. Words such as "believe," "encouraged," "intend," "will," "continue," "trends," "cautious," "future," "enhanced," "signs" and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements are based upon current beliefs and expectations and involve substantial risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These statements include, among others, statements related to the credit quality of our loan portfolio, future levels of nonperforming loans, future opportunities for acquisitions, future opportunities to expand our market share, future funding sources, future growth opportunities and future profitability levels. All statements referencing future time periods are forward-looking. Management's determination of the provision and allowance for loan losses, the carrying value of acquired loans, goodwill, mortgage servicing rights and other real estate owned and the fair value of investment securities (including whether any impairment on any investment security is temporary or other-than-temporary and the amount of any impairment) involve judgments that are inherently forward-looking. Management's assumptions concerning pension and other postretirement benefit plans involve judgments that are inherently forward-looking. There can be no assurance that future loan losses will be limited to the amounts estimated or that other real estate owned can be sold for its carrying value. The future effect of changes in the financial and credit markets and the national and regional economy on the banking industry, generally, and on the Company, specifically, are also inherently uncertain. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. The Company undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

Risk factors include, but are not limited to, the risk factors described in Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2010. These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.

Chemical Financial Corporation Announces First Quarter Operating Results

Consolidated Statements of Financial Position (Unaudited)
Chemical Financial Corporation

(In thousands, except per share data)	March 31 2011	December 31 2010	March 31 2010
Assets:
Cash and cash equivalents:
Cash and cash due from banks	$116,445	$91,403	$80,791
Interest-bearing deposits with unaffiliated banks and others	525,174	444,762	366,580
Total cash and cash equivalents	641,619	536,165	447,371
Investment securities:
Available-for-sale	585,992	578,610	565,823
Held-to-maturity	163,890	165,400	124,893
Total Investment Securities	749,882	744,010	690,716
Other securities	27,133	27,133	22,128
Loans held-for-sale	4,033	20,479	4,943
Loans:
Commercial	821,115	818,997	580,656
Real estate commercial	1,074,842	1,076,971	790,009
Real estate construction and land development	139,439	142,620	124,853
Real estate residential	809,085	798,046	738,911
Consumer installment and home equity	838,035	845,028	753,886
Total Loans	3,682,516	3,681,662	2,988,315
Allowance for loan losses	(89,674)	(89,530)	(84,155)
Net Loans	3,592,842	3,592,132	2,904,160
Premises and equipment	65,135	65,961	54,438
Goodwill	113,414	113,414	69,908
Other intangible assets	13,060	13,521	5,242
Interest receivable and other assets	127,977	133,394	93,723
Total Assets	$5,335,095	$5,246,209	$4,292,629
Liabilities:
Deposits:
Noninterest-bearing	$766,876	$753,553	$558,470
Interest-bearing	3,615,395	3,578,212	2,915,869
Total Deposits	4,382,271	4,331,765	3,474,339
Interest payable and other liabilities	30,038	37,533	28,264
Short-term borrowings	286,193	242,703	237,712
Federal Home Loan Bank advances	72,854	74,130	80,000
Total Liabilities	4,771,356	4,686,131	3,820,315
Shareholders' Equity:
Preferred stock, no par value per share	-	-	-
Common stock, $1 par value per share	27,451	27,440	23,903
Additional paid-in capital	429,990	429,511	348,136
Retained earnings	120,935	117,238	112,900
Accumulated other comprehensive loss	(14,637)	(14,111)	(12,625)
Total Shareholders' Equity	563,739	560,078	472,314
Total Liabilities and Shareholders' Equity	$5,335,095	$5,246,209	$4,292,629

Chemical Financial Corporation Announces First Quarter Operating Results

Consolidated Statements of Income (Unaudited)
Chemical Financial Corporation

	Three Months Ended March 31
(In thousands, except per share data)	2011	2010
Interest Income:
Interest and fees on loans	$49,440	$41,718
Interest on investment securities:
Taxable	2,324	3,124
Tax-exempt	1,479	982
Dividends on other securities	123	82
Interest on deposits with unaffiliated banks and others	309	216
Total Interest Income	53,675	46,122
Interest Expense:
Interest on deposits	7,878	8,700
Interest on short-term borrowings	150	160
Interest on Federal Home Loan Bank advances	442	874
Total Interest Expense	8,470	9,734
Net Interest Income	45,205	36,388
Provision for loan losses	7,500	14,000
Net Interest Income after Provision for Loan Losses	37,705	22,388
Noninterest Income:
Service charges on deposit accounts	4,096	4,391
Wealth management revenue	2,766	2,292
Other charges and fees for customer services	2,658	2,008
Mortgage banking revenue	1,064	718
Other	188	31
Total Noninterest Income	10,772	9,440
Operating Expenses:
Salaries, wages and employee benefits	18,325	14,507
Occupancy	3,338	2,837
Equipment and software	2,722	2,714
Other	11,004	9,131
Total Operating Expenses	35,389	29,189
Income Before Income Taxes	13,088	2,639
Federal Income Tax Expense	3,900	350
Net Income	$9,188	$2,289
Net income per common share:
Basic	$0.33	$0.10
Diluted	0.33	0.10
Cash dividends declared per common share	0.20	0.20
Average common shares outstanding:
Basic	27,451	23,903
Diluted	27,482	23,921

Chemical Financial Corporation Announces First Quarter Operating Results

Financial Summary (Unaudited)
Chemical Financial Corporation

	Three Months Ended March 31
(Dollars in thousands)	2011	2010
Average Balances
Total assets	$5,302,558	$4,280,304
Total interest-earning assets	4,963,384	4,051,440
Total loans	3,672,301	2,984,305
Total deposits	4,362,774	3,451,829
Total interest-bearing liabilities	3,942,406	3,224,427
Total shareholders' equity	560,661	474,278

	Three Months Ended March 31
	2011	2010
Key Ratios (annualized where applicable)
Net interest margin (taxable equivalent basis)	3.78%	3.72%
Efficiency ratio	61.8%	62.4%
Return on average assets	0.70%	0.22%
Return on average shareholders' equity	6.6%	2.0%
Average shareholders' equity as a
percent of average assets	10.6%	11.1%
Tangible shareholders' equity as a
percent of total assets	8.5%	9.5%
Total risk-based capital ratio	13.0%	15.5%

	March 31 2011	Dec 31 2010	Sept 30 2010	June 30 2010	March 31 2010
Credit Quality Statistics
Originated Loans	$3,143,489	$3,129,399	$3,045,872	$3,034,515	$2,988,315
Acquired Loans	539,027	552,263	594,999	613,446	-
Nonperforming Loans:
Nonaccrual loans	106,296	102,962	112,832	107,981	100,882
Accruing loans contractually past due 90 days or more as to interest or principal payments	2,196	7,408	6,526	8,301	7,204
Troubled debt restructurings - commercial and real estate commercial	15,201	15,057	9,834	7,791	6,243
Troubled debt restructurings - real estate residential	22,166	22,302	18,712	18,856	15,799
Total nonperforming loans	145,859	147,729	147,904	142,929	130,128
Other real estate and repossessed assets (ORE)	26,355	27,510	22,704	21,724	18,813
Total nonperforming assets	172,214	175,239	170,608	164,653	148,941
Net loan charge-offs (year-to-date)	7,356	36,911	26,620	18,039	10,686
Allowance for loan losses as a
percent of total originated loans	2.85%	2.86%	2.94%	2.95%	2.82%
Allowance for loan losses as a
percent of nonperforming loans	61%	61%	61%	63%	65%
Nonperforming loans as a
percent of total loans	3.96%	4.01%	4.06%	3.92%	4.35%
Nonperforming assets as a
percent of total loans plus ORE	4.64%	4.72%	4.66%	4.49%	4.95%
Nonperforming assets as a
percent of total assets	3.23%	3.34%	3.16%	3.22%	3.47%
Net loan charge-offs as a percent of
average loans (year-to-date, annualized)	0.80%	1.07%	1.06%	1.12%	1.43%

	March 31 2011	Dec 31 2010	Sept 30 2010	June 30 2010	March 31 2010
Additional Data - Intangibles
Goodwill	$113,414	$113,414	$110,266	$109,149	$69,908
Core deposit intangibles	9,024	9,406	10,352	10,791	2,183
Mortgage servicing rights (MSR)	3,832	3,782	3,718	3,641	3,059
Other intangible assets	204	333	462	591	-
Amortization of core deposit intangibles (quarter only)	382	436	439	337	148

Chemical Financial Corporation Announces First Quarter Operating Results

Nonperforming Assets (Unaudited)
Chemical Financial Corporation

(Dollars in thousands)	March 31 2011	Dec 31 2010	Sept 30 2010	June 30 2010	March 31 2010
Nonperforming Loans:
Nonaccrual loans:
Commercial	$15,672	$16,668	$19,440	$21,643	$18,382
Real estate commercial	59,931	60,558	59,353	57,085	51,865
Real estate construction and land development	9,414	8,967	16,085	13,397	15,870
Real estate residential	15,505	12,083	13,485	12,499	10,913
Consumer installment and home equity	5,774	4,686	4,469	3,357	3,852
Total nonaccrual loans	106,296	102,962	112,832	107,981	100,882
Accruing loans contractually past due 90 days or more as to interest or principal payments:
Commercial	455	530	909	2,108	2,576
Real estate commercial	459	1,350	2,265	2,030	1,483
Real estate construction and land development	-	1,220	-	436	988
Real estate residential	191	3,253	2,316	2,842	1,636
Consumer installment and home equity	1,091	1,055	1,036	885	521
Total accruing loans contractually past due 90 days or more as to interest or principal payments	2,196	7,408	6,526	8,301	7,204
Loans modified under troubled debt restructurings:
Commercial and real estate commercial	15,201	15,057	9,834	7,791	6,243
Real estate residential loans	22,166	22,302	18,712	18,856	15,799
Total loans modified under troubled debt restructurings	37,367	37,359	28,546	26,647	22,042
Total nonperforming loans	145,859	147,729	147,904	142,929	130,128
Other real estate and repossessed assets	26,355	27,510	22,704	21,724	18,813
Total nonperforming assets	$172,214	$175,239	$170,608	$164,653	$148,941

Chemical Financial Corporation Announces First Quarter Operating Results

Summary of Loan Loss Experience (Unaudited)
Chemical Financial Corporation

	Three Months Ended
(Dollars in thousands)	March 31 2011	Dec 31 2010	Sept 30 2010	June 30 2010	March 31 2010
Allowance for loan losses at beginning of period	$89,530	$89,521	$89,502	$84,155	$80,841
Provision for loan losses	7,500	10,300	8,600	12,700	14,000
Loans charged off:
Commercial	(1,976)	(2,797)	(2,830)	(1,438)	(1,365)
Real estate commercial	(3,875)	(3,828)	(2,586)	(2,108)	(2,289)
Real estate construction and land development	(63)	(1,111)	(146)	(638)	(644)
Real estate residential	(944)	(1,349)	(1,767)	(1,752)	(3,173)
Consumer installment and home equity	(1,784)	(1,961)	(1,916)	(2,361)	(4,427)
Total loan charge-offs	(8,642)	(11,046)	(9,245)	(8,297)	(11,898)
Recoveries of loans previously charged off:
Commercial	215	165	212	171	373
Real estate commercial	87	189	38	29	170
Real estate construction and land development	-	-	19	1	-
Real estate residential	456	74	109	175	185
Consumer installment and home equity	528	327	286	568	484
Total loan recoveries	1,286	755	664	944	1,212
Net loan charge-offs	(7,356)	(10,291)	(8,581)	(7,353)	(10,686)
Allowance for loan losses at end of period	$89,674	$89,530	$89,521	$89,502	$84,155

Chemical Financial Corporation Announces First Quarter Operating Results

Selected Quarterly Information (Unaudited)
Chemical Financial Corporation

(Dollars in thousands, except per share data)	1st Qtr. 2011	4th Qtr. 2010	3rd Qtr. 2010	2nd Qtr. 2010	1st Qtr. 2010
Summary of Operations
Interest income	$ 53,675	$ 55,348	$ 55,998	$ 52,962	$ 46,122
Interest expense	8,470	9,400	10,105	10,071	9,734
Net interest income	45,205	45,948	45,893	42,891	36,388
Provision for loan losses	7,500	10,300	8,600	12,700	14,000
Net interest income after provision
for loan losses	37,705	35,648	37,293	30,191	22,388
Noninterest income	10,772	10,913	11,119	11,000	9,440
Operating expenses	35,389	36,747	36,216	34,650	29,189
Income before income taxes	13,088	9,814	12,196	6,541	2,639
Federal income tax expense	3,900	2,275	3,325	2,150	350
Net income	$ 9,188	$ 7,539	$ 8,871	$ 4,391	$ 2,289
Net interest margin	3.78%	3.79%	3.80%	3.88%	3.72%
Per Common Share Data
Net income:
Basic	$ 0.33	$ 0.27	$ 0.32	$ 0.17	$ 0.10
Diluted	0.33	0.27	0.32	0.17	0.10
Cash dividends	0.20	0.20	0.20	0.20	0.20
Book value - period-end	20.54	20.41	20.44	20.27	19.76
Market value - period-end	19.93	22.15	20.64	21.78	23.62